SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 29, 2014

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events—Announcing Increase in Cash Dividend provided under Items 7.01 and 8.01 of Form 8-K

On July 29, 2014, the Board of Directors of Community Trust Bancorp, Inc. approved an increase in its quarterly cash dividend to $0.30 per share beginning with the October 1, 2014 payment to shareholders of record on September 15, 2014.  This represents an increase of 3.4% in the quarterly cash dividend.  Community Trust Bancorp, Inc. has paid consecutive quarterly cash dividends since 1981, and 2014 marks the company's 34th consecutive annual dividend increase.  Since 2004, Community Trust Bancorp, Inc. has returned approximately $200 million to shareholders in the form of dividends and share repurchases.  The company expects to return $20.5 million to shareholders in the form of cash dividends in 2014, a 3.5% percent increase from 2013.  The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: July 30, 2014	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer